EXHIBIT 99.3

Synthesis Energy Systems, Inc. and China Coal Research Institute (CCRI) Forge Global Business and Market Development Alliance

Positioned to Benefit China's One Belt, One Road "Going Out" Strategy in Silk Road Emerging Economies, Agreement Unites SES Gasification Technology with the Backbone of China's Coal Industry

Management to Discuss the Alliance in Greater Detail on Today's Fiscal First Quarter 2016 Conference Call/Webcast at 4:15 p.m. EST

HOUSTON, Nov. 12, 2015 (GLOBE NEWSWIRE) -- Synthesis Energy Systems, Inc. (SES) (NASDAQ:SYMX), a global energy and gasification technology company enabling clean syngas to produce high-value energy and chemical products from multiple feedstocks, announced that it has signed a Global Business and Market Development Cooperation Agreement with China Coal Research Institute (CCRI), a subsidiary of China Coal Technology & Engineering Group Corporation (CCTEG), considered the backbone of China's coal industry, on November 11, 2015. The agreement, which followed extensive due diligence and discussions between the three parties is intended to deliver global clean energy technology projects that dovetail with the Chinese government's One Belt, One Road "Going Out" strategy and use SES Gasification Technology (SGT). CCRI is the group designated to provide technical expertise for CCTEG to evaluate and prepare global project opportunities for coal gasification and related downstream technologies. CCRI and SES have aligned the goals and competitive capabilities of each company to focus on clean energy and chemical projects exclusively based on SGT.

"This alliance represents an important breakthrough endorsement of our technology, and is a big step forward for SES because it strengthens our global reach capability in the developing economies along Asia's Silk Road. Along with our new partner, CCRI, our focus is keenly on securing orders based on projects that will use our advanced gasification technology," said Robert W. Rigdon, President and CEO of Synthesis Energy Systems. "CCRI is renowned in China as the premier coal institute whose parent, CCTEG, is leading China's international coal project business development work for China's 'Going Out' strategy. We believe that the combined intentions of China, CCRI and CCTEG, and their capability to organize and arrange all required project elements, ranging from coal resource development to engineering, manufacturing, construction and financing, improves our ability to realize new orders for SES."

SES and CCRI have jointly designated a group of initial projects, currently in development in multiple countries, to be the first priority projects of the new global alliance. All projects will utilize SES's advanced SGT to efficiently produce clean syngas from low-grade coals for use in producing multiple products such as chemicals, substitute natural gas (SNG), industrial syngas and distributed power.

"Our goal is to bring China's great coal-based industry expertise and capability to the world through building new clean and advanced coal gasification projects. SES's unique low-cost coal flexibility, lower cost to build, plus SGT's clean and efficient performance, opens up project opportunities providing a clear path forward," said, Dr. Chen Yafei, Vice Director of CCRI. "Our new Alliance is in line with the 'Going Out' strategy of the State Council. We have adopted competitive strategies in the international market with this important cooperation agreement with SES. In addition, CCRI has a successful track record for many projects in both open pits and underground mines and coal washing plants in different countries, such as Iran, Mongolia, Vietnam, Turkey, Indonesia, Burma, Pakistan, India, Albania and Canada. We look forward to bringing our current joint development projects with SES to fruition, to benefit all."

"This global alliance is a win-win for CCRI and CCTEG, as they will benefit from leveraging our technology's unique advantages to open up new global project opportunities," said DeLome Fair, Senior Vice President of SES and President of SES Technologies, LLC. "SGT's capability to economically and cleanly transform virtually all types of global coals and coal wastes, including the lowest grade coals, into clean syngas for affordable energy and other valuable products in great demand, affords emerging Silk Road economies a solution that is at once practical, economically advantaged and eco-friendly."

China's One Belt, One Road development strategy, reignited by the Chinese government in 2013, targets the New Silk Road Economic Belt. This belt of developing economies is intended to link China with Europe through Central and Western Asia, and the 21st Century Maritime Silk Road, which will connect China with Southeast Asian countries, Africa and Europe. The strategy underlines the government's push to export China's technologies and production capacity in such areas such as power, steel manufacturing, and fertilizer production.

Mr. Rigdon will discuss the alliance in greater detail during today's conference call to review the Company's F1Q2016 financial results and provide an update on corporate developments beginning at 4:15 p.m. EST on November 12. To access the live webcast, please log on to www.synthesisenergy.com. Alternatively, interested parties may participate in the SES telephone conference call by phoning (866) 652-5200 (U.S) or (412) 317-6060 (Int'l). Callers should request the "Synthesis Energy Systems, Inc. call." Interested parties can pre-register for the call at: http://dpregister.com/10075640.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal and biomass through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology enables Growth With Blue Skies, and greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, and biomass feedstocks. For more information, please visit: www.synthesisenergy.com.

About China Coal Research Institute and China Coal Technology & Engineering Group Corp

China Coal Research Institute (CCRI) is a wholly owned subsidiary of China Coal Technology & Engineering Group Corp (CCTEG). Established in 1957, CCRI is an exclusive comprehensive research and development institute in the Chinese coal industry. CCRI is the main force to push the technical advancing in the coal industry in China. In the recent years, with the deep reform of the science and technology system in China, CCRI performs work in science research, technology development, the science and technology industry, product inspection, science and technology services, science industry, engineering contracts, technology business and economic business and support services. CCRI's technical products and construction technologies have entered the international market. CCRI, headquartered in Beijing, is the designated global entity, within CCTEG, to support coal gasification and related technologies involved with syngas processing and the transformation of syngas into energy products.

CCTEG, with assets of $6.8 billion (2013) and approximately 30,000 employees worldwide, was established more than 50 years ago and focuses on coal research and design engineering of coal mines, and is the backbone of the Coal Industry of China. CCTEG owns 19 subsidiaries and one high-tech listed company, and is widely considered to have made brilliant achievements for the development of the coal industry in China. For more information, please see: http://en.ccteg.cn/

SES Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the completion of the expansion and repurposing of our ZZ Joint Venture plant to produce acetic acid and propionic acid;; our ability to successfully expand the ZZ joint venture through our partnership with Saikong; the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand business of the Tianwo-SES joint venture in the joint venture territory; our ability to successfully partner our technology business; our ability to develop our power business unit and marketing arrangement with GE and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; events or circumstances which result in an impairment of assets, including, but not limited to, at our ZZ Joint Venture; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our limited history, and viability of our technology; commodity prices, including in particular methanol, and the availability and terms of financing; our ability to obtain the necessary approvals and permits for future projects; our ability to raise additional capital, if any, and our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

MDC Group
Investor Relations:
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Arsen Mugurdumov
414.351.9758
IR@synthesisenergy.com

Media Relations:
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